                                                                    EXHIBIT 99.1

                       [PINNACLE FINANCIAL PARTNERS LOGO]

FOR IMMEDIATE RELEASE

                    MEDIA CONTACT:        Vicki Kessler  615-320-7532
                    FINANCIAL CONTACT:    Harold Carpenter  615-744-3742
                    WEBSITE:              www.mypinnacle.com

                 PINNACLE FINANCIAL REPORTS 100 PERCENT INCREASE
                              IN EARNINGS PER SHARE

                           ASSETS GROW TO $586 MILLION

        NASHVILLE, Tenn., July 20, 2004 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP), the holding company for Pinnacle National Bank, today reported that net income for the quarter ended June 30, 2004, was $1,168,000, or $0.14 per diluted share, an increase of 100 percent when compared to Pinnacle's net income of $537,000, or $0.07 per diluted share for the quarter ended June 30, 2003. The company also reported net income for the six months ended June 30, 2004, of $2,239,000, or $0.27 per diluted share, an increase of 125 percent when compared to Pinnacle's net income of $910,000, or $0.12 per diluted share for the six months ended June 30, 2003.

        Return on average assets for the quarter ended June 30, 2004, was 0.82 percent compared to 0.59 percent for the same quarter last year. Return on average stockholders' equity for the quarter ended June 30, 2004, was 12.83 percent compared to 6.54 percent for the same quarter last year. The firm's efficiency ratio (noninterest expense divided by net interest income and noninterest income) improved to 63.2 percent during the second quarter of 2004 compared to 69.3 percent during the second quarter of 2003.

        Total assets grew to $586 million as of June 30, 2004, up 35 percent on an annualized basis from the $498 million reported at December 31, 2003, and up 45 percent from the $403 million reported at June 30, 2003. Loans as of June 30, 2004, were $355 million compared to $297 million at December 31, 2003, and $255 million at June 30, 2003. Total deposits increased to $467 million at June 30, 2004, compared to $391 million at December 31, 2003 and $309 million at June 30, 2003.

         Net loan growth for the quarter ended June 30, 2004, was $32 million compared to $26 million during the first quarter of 2004 and $27 million during the second quarter of 2003. Total deposit growth for the quarter ended June 30, 2004, was $30 million compared to $47 million during the first quarter of 2004 and $42 million during the second quarter of 2003.

Pinnacle Reports Continued Growth - 2 of 4

        "Strong loan demand was a major contributor to the excellent results during the second quarter, and we expect demand to accelerate in the third quarter," said M. Terry Turner, President and CEO of Pinnacle Financial Partners. "Our strategy to add a number of seasoned professionals with strong track records in the Nashville financial community throughout the year continues to bring more and more of Nashville's leading businesses to Pinnacle."

        Net interest income for the quarter ended June 30, 2004, was $4.5 million compared to $3.0 million for the quarter ended June 30, 2003. Net interest income for the six months ended June 30, 2004, was $8.7 million compared to $5.6 million for same period in 2003. The net interest margin for the second quarter of 2004 was 3.51 percent, which was higher than the net interest margin of 3.49 percent reported during the first quarter in 2004. The percentage of daily floating rate loans to total loans was 52.5 percent at June 30, 2004, compared to 52.4 percent at March 31, 2004, and 51.7 percent at June 30, 2003.

        The provision for loan losses was $449,000 for the second quarter of 2004 compared to $354,000 in the first quarter of 2004 and $347,000 for the same quarter in 2003. The provision for loan losses was $802,000 for the first six months of 2004 compared to $635,000 for the period in 2003. The allowance for loan losses represented 1.26 percent of total loans at June 30, 2004. Annualized net charge offs to average loans amounted to 0.03 percent for the quarter ended June 30, 2004. Nonaccrual loans as a percentage of total loans increased to 0.38 percent at June 30, 2004, due to one borrower who has been experiencing cash flow difficulties over the last few months. "Our credit quality continues to be one of our most significant strengths," Turner said. "We believe the reason we have been able to perform so well from a credit quality standpoint is our success in attracting the most experienced team of bankers in our area."

        Additionally, during the second quarter of 2004, the firm was successful in receiving approximately $354,000 in proceeds from another borrower that had been on nonaccruing status for the last few quarters. Approximately $260,000 of these proceeds have been included in the firm's earnings for the second quarter of 2004. The firm anticipates receiving additional proceeds from the liquidation of other assets related to this particular borrower.

        Noninterest income for the quarter ended June 30, 2004, was $1.2 million compared to $877,000 during the same quarter in 2003. Noninterest income for the six months ended June 30, 2004, was $2.4 million compared to $1.3 million during the same period in 2003. These increases were due to the continued development of Pinnacle's mortgage origination unit, gains recognized on the sale of loan participations, increased depositor service charges due to more deposit accounts and increased investment services income from Pinnacle

Pinnacle Reports Continued Growth - 3 of 4

Asset Management. For the quarter ended June 30, 2004, noninterest income represented approximately 20.7 percent of total revenues (the sum of net interest income and noninterest income), compared to 22.7 percent for the same quarter in 2003.

        Noninterest expense for the quarter ended June 30, 2004, was $3.6 million compared to $2.7 million for the same quarter in 2003. Noninterest expense for the six months ended June 30, 2004, was $7.0 million compared to $4.9 million for the same period in 2003. Pinnacle continues to increase expense levels in order to capitalize on market opportunities:

         o Pinnacle currently has 102 employees with 74 working in client contact areas and 28 in operational and corporate areas. Pinnacle anticipates adding 24 more employees in 2004, including 16 who are expected to be in client contact areas, with the remainder in operational and corporate areas.

         o Construction is nearing completion for the firm's West End Avenue office in Nashville. This office is located adjacent to Vanderbilt University and is within close proximity to Nashville's medical community, including several prominent hospitals and medical office facilities.

         o Pinnacle has also announced plans to open its seventh office late this year in Franklin, Tenn., which is the county seat of Williamson County. The Franklin office will be the firm's third office in Williamson County, which has the highest per capita income and one of the highest growth rates of all counties in Tennessee.

        Based on anticipated growth trends and the anticipated results from these trends, Pinnacle estimates its third quarter 2004 diluted earnings per share will approximate $0.15 to $0.17. Pinnacle estimates diluted earnings per share for the year ending Dec. 31, 2004, to be $0.59 to $0.63. Management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments may cause the actual results, performance or achievements of Pinnacle to differ materially from these estimates.

        Pinnacle Financial Partners, the largest financial services firm headquartered in Nashville, provides a full range of banking, investment and insurance products and services targeted at small- to mid-sized businesses and their owners/operators. A number of Pinnacle's senior financial advisors provide comprehensive wealth management services to help clients increase, protect and distribute their assets.

Pinnacle Reports Continued Growth - 4 of 4

        Pinnacle opened its first office in October 2000 in Commerce Center in Downtown Nashville. Since then the firm has added Nashville offices in Rivergate and Green Hills and in Brentwood and the Cool Springs area of Williamson County.

        Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
================================================================================

                                                                          JUNE 30,         DECEMBER 31,
                                                                           2004               2003
                                                                      --------------       --------------
ASSETS
Cash and noninterest-bearing due from banks ....................      $   21,147,438       $   13,768,278
Interest-bearing due from banks ................................             747,081            1,180,371
Federal funds sold .............................................          24,613,281           32,235,401
                                                                      --------------       --------------
        Cash and cash equivalents ..............................          46,507,800           47,184,050

Securities available-for-sale, at fair value ...................         137,892,209          139,944,238
Securities held-to-maturity (fair value of $26,326,336) ........          27,636,017                   --

Mortgage loans held-for-sale ...................................           3,853,818            1,582,600

Loans ..........................................................         355,267,007          297,004,110
Less allowance for loan losses .................................          (4,465,615)          (3,718,598)
                                                                      --------------       --------------
        Loans, net .............................................         350,801,392          293,285,512

Premises and equipment, net ....................................           7,593,716            6,911,359
Other assets ...................................................          12,028,192            9,512,899
                                                                      --------------       --------------
               Total assets ....................................      $  586,313,144       $  498,420,658
                                                                      ==============       ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
        Noninterest-bearing demand .............................      $   82,491,061       $   60,796,396
        Interest-bearing demand ................................          35,845,391           31,407,213
        Savings and money market accounts ......................         162,334,853          140,383,878
        Time ...................................................         186,649,747          157,981,525
                                                                      --------------       --------------
               Total deposits ..................................         467,321,052          390,569,012
Securities sold under agreements to repurchase .................          23,772,482           15,050,110
Federal Home Loan Bank advances ................................          47,500,000           44,500,000
Subordinated debt ..............................................          10,310,000           10,310,000
Other liabilities ..............................................           2,284,513            3,655,155
                                                                      --------------       --------------
               Total liabilities ...............................         551,188,047          464,084,277

Stockholders' equity:
        Preferred stock, no par value; 10,000,000 shares
           authorized; no shares issued and outstanding ........                  --                   --
        Common stock, par value $1.00; 20,000,000 shares
           authorized; 7,404,586 issued and outstanding at
           June 30, 2004 and 7,384,106 issued and
           outstanding at December 31, 2003 ....................           7,404,586            7,384,106
        Additional paid-in capital .............................          27,071,090           26,990,894
        Retained earnings (accumulated deficit) ................           2,050,342             (189,155)
        Accumulated other comprehensive income (loss), net .....          (1,400,921)             150,536
                                                                      --------------       --------------
               Total stockholders' equity ......................          35,125,097           34,336,381
                                                                      --------------       --------------
               Total liabilities and stockholders' equity ......      $  586,313,144       $  498,420,658
                                                                      ==============       ==============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
===============================================================================


                                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                           JUNE 30,                       JUNE 30,
                                                                    2004            2003           2004             2003
                                                                ------------    ------------    ------------    ------------
INTEREST INCOME:
        Loans, including fees ..............................    $  4,505,938    $  3,356,843    $  8,452,510    $  6,320,353
        Securities, available-for-sale
               Taxable .....................................       1,555,145         930,427       3,106,004       1,833,697
               Tax-exempt ..................................          99,010          42,523         184,985          85,162
        Federal funds sold and other .......................          65,364          39,690         148,081          76,101
                                                                ------------    ------------    ------------    ------------

               Total interest income .......................       6,225,457       4,369,483      11,891,580       8,315,313
                                                                ------------    ------------    ------------    ------------
INTEREST EXPENSE:

        Deposits ...........................................       1,328,050       1,119,586       2,499,238       2,192,258
        Securities sold under agreements to repurchase .....          11,380          12,170          20,673          26,966
        Federal funds purchased and other borrowings .......         350,212         253,060         683,562         475,189
                                                                ------------    ------------    ------------    ------------
               Total interest expense ......................       1,689,642       1,384,816       3,203,473       2,694,413
                                                                ------------    ------------    ------------    ------------
               Net interest income .........................       4,535,815       2,984,667       8,688,107       5,620,900

PROVISION FOR LOAN LOSSES ..................................         448,474         347,266         802,322         635,292
                                                                ------------    ------------    ------------    ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ........       4,087,341       2,637,401       7,885,785       4,985,608

NONINTEREST INCOME:

        Service charges on deposit accounts ................         231,208         120,360         395,053         222,113
        Investment services ................................         404,516         176,292         794,095         332,224
        Fees from origination of mortgage loans ............         265,902         197,906         457,822         244,093
        Gain on loan participations sold ...................         116,461         124,039         238,078         126,229
        Gain on sale of investment securities, net .........              --         116,573         248,353         134,270
        Other noninterest income ...........................         164,796         141,879         274,838         280,304
                                                                ------------    ------------    ------------    ------------
               Total noninterest income ....................       1,182,883         877,049       2,408,239       1,339,233
                                                                ------------    ------------    ------------    ------------

NONINTEREST EXPENSE:

        Compensation and employee benefits .................       2,319,763       1,693,685       4,587,105       3,128,597
        Equipment and occupancy ............................         535,053         445,961       1,040,743         842,786
        Marketing and other business development ...........         155,791         103,775         304,949         179,264
        Administrative .....................................         315,709         183,692         536,407         321,913
        Postage and supplies ...............................         124,125         106,229         223,264         179,491
        Other noninterest expense ..........................         163,418         141,685         334,177         265,242
                                                                ------------    ------------    ------------    ------------
               Total noninterest expense ...................       3,613,859       2,675,027       7,026,645       4,917,293
                                                                ------------    ------------    ------------    ------------
INCOME BEFORE INCOME TAXES .................................       1,656,365         839,423       3,267,379       1,407,548
        Income tax expense .................................         487,890         302,556       1,027,882         497,702
                                                                ------------    ------------    ------------    ------------
NET INCOME .................................................    $  1,168,475    $    536,867    $  2,239,497    $    909,846
                                                                ============    ============    ============    ============

PER SHARE INFORMATION (1):
        Basic net income per common share ..................    $       0.16    $       0.07    $       0.30    $       0.12
                                                                ============    ============    ============    ============

        Diluted net income per common share ................    $       0.14    $       0.07    $       0.27    $       0.12
                                                                ============    ============    ============    ============
        Weighted average shares outstanding:
               Basic .......................................       7,397,920       7,384,106       7,391,013       7,384,106
               Diluted .....................................       8,279,114       7,761,284       8,246,422       7,722,274


-------------
(1) On April 20, 2004, the Board of Directors of Pinnacle Financial approved a two for one stock split of Pinnacle's common stock payable as a 100% stock dividend on May 10, 2004 to shareholders of record on April 30, 2004. Pinnacle Financial has retroactively applied the impact of this stock split in these financial statements.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED



(DOLLARS IN THOUSANDS,                       JUNE         MAR            DEC              SEPT           JUNE              MAR
EXCEPT PER SHARE DATA)                       2004         2004           2003             2003           2003             2003
                                          -----------  -----------     -----------     -----------     -----------     -----------

BALANCE SHEET DATA, AT QUARTER END:
  Total assets ........................   $   586,313      541,052         498,421         440,693         403,229         348,366
  Total loans .........................       355,267      323,416         297,004         279,702         255,448         228,842
  Allowance for loan losses ...........        (4,466)      (4,042)         (3,719)         (3,492)         (3,189)         (2,860)
  Securities ..........................       165,528      162,315         139,944         115,421          99,968          94,600
  Total deposits ......................       467,321      437,601         390,569         347,191         309,089         266,732
  Securities sold under
     agreements to repurchase .........        23,772       14,699          15,050          19,291          17,803          15,846
  Advances from FHLB ..................        47,500       40,500          44,500          39,500          41,500          32,500
  Subordinated debt ...................        10,310       10,310          10,310              --              --              --
  Total stockholders' equity ..........        35,125       36,266          34,336          33,245          33,627          32,403

BALANCE SHEET DATA, QUARTERLY AVERAGES:
  Total assets ........................   $   555,437      508,260         454,700         406,142         365,385         326,108
  Total loans .........................       343,974      306,549         283,387         269,703         245,383         217,690
  Securities ..........................       169,192      149,802         137,243         107,162          95,351          87,124
  Total earning assets ................       527,070      482,572         432,691         386,823         347,671         312,227
  Total deposits ......................       439,964      402,603         356,030         314,302         277,592         243,545
  Securities sold under
     agreements to repurchase .........        17,523       14,868          16,013          16,136          11,728          14,106
  Advances from FHLB ..................        45,736       42,379          43,630          40,239          38,137          29,994
  Subordinated debt ...................        10,310       10,310             655              --              --              --
  Total stockholders' equity ..........        35,542       35,705          33,935          32,542          32,944          32,675

STATEMENT OF OPERATIONS DATA,
FOR THE THREE MONTHS ENDED:
  Interest income .....................   $     6,225        5,666           5,244           4,702           4,369           3,946
  Interest expense ....................         1,689        1,514           1,351           1,317           1,385           1,310
                                          -----------  -----------     -----------     -----------     -----------     -----------
  Net interest income .................         4,536        4,152           3,893           3,385           2,984           2,636
  Provision for loan losses ...........           449          354             204             318             347             288
                                          -----------  -----------     -----------     -----------     -----------     -----------
  Net interest income after
     provision for loan losses ........         4,087        3,798           3,689           3,067           2,637           2,348
  Noninterest income ..................         1,183        1,225             924           1,024             877             462
  Noninterest expense .................         3,615        3,412           3,268           2,863           2,675           2,242
                                          -----------  -----------     -----------     -----------     -----------     -----------
     Net income before taxes ..........         1,655        1,611           1,345           1,228             839             568
  Income tax expense ..................           487          540             487             441             302             195
                                          -----------  -----------     -----------     -----------     -----------     -----------
     Net income .......................   $     1,168        1,071             858             787             537             373
                                          ===========  ===========     ===========     ===========     ===========     ===========
PER SHARE DATA:
  Earnings - basic ....................   $      0.16         0.15            0.12            0.11            0.07            0.05
  Earnings - diluted ..................   $      0.14         0.13            0.11            0.10            0.07            0.05
  Book value at quarter end (1) .......   $      4.74         4.91            4.65            4.50            4.55            4.39

  Weighted avg. shares - basic ........     7,397,920    7,384,106       7,384,106       7,384,106       7,384,106       7,384,106
  Weighted avg. shares - diluted ......     8,279,114    8,213,730       8,114,888       7,944,654       7,761,284       7,683,262
  Common shares outstanding ...........     7,404,586    7,384,106       7,384,106       7,384,106       7,384,106       7,384,106

CAPITAL RATIOS (2):
  Equity to total assets ..............           6.0%         6.7%            6.8%            7.5%           10.9%           12.1%
  Leverage ............................           8.4%         9.0%           10.5%            8.2%            8.9%           10.1%
  Tier 1 risk-based ...................          10.2%        11.2%           11.8%            9.6%           10.6%           12.1%
  Total risk-based ....................          11.2%        12.1%           12.8%           10.6%           11.7%           13.2%


(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows: Equity to total assets - End of period total stockholders' equity as a percentage of end of period assets. Leverage
         - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets. Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets. Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED



(dollars in thousands,                        June            Mar           Dec             Sept           June            Mar
except per share data)                        2004           2004           2003            2003           2003            2003
                                           -----------    -----------    -----------     -----------    -----------    -----------
Performance ratios and other data:
   Return on average assets ............          0.82%          0.85%          0.75%           0.77%          0.59%          0.46%
   Return on average stockholders'
     equity ............................         12.83%         12.03%         10.02%           9.59%          6.54%          4.63%
   Net interest margin (3) .............          3.51%          3.49%          3.62%           3.51%          3.48%          3.46%
   Noninterest income to total
     revenue (4) .......................          20.7%          22.8%          19.2%           23.2%          22.7%          14.9%
   Noninterest income to avg. assets ...          0.85%          0.97%          0.81%           1.00%          0.96%          0.57%
   Noninterest exp. to avg. assets .....          2.61%          2.69%          2.85%           2.80%          2.94%          2.79%
   Efficiency ratio (5) ................          63.2%          63.5%          67.9%           65.0%          69.3%          72.4%
   Avg. loans to average deposits ......          78.2%          76.6%          80.2%           85.7%          88.4%          89.4%
   Securities to total assets ..........          28.2%          30.0%          28.1%           26.2%          24.8%          27.2%
   Average interest-earning assets
     to average interest-bearing
     liabilities .......................         118.3%         118.1%         118.7%          118.8%         118.9%         119.4%
   Brokered time deposits to total
     deposits ..........................           8.8%           8.2%           9.9%           11.2%          15.6%          16.8%

Asset quality information and ratios:
   Nonaccrual loans ....................   $     1,339             86            379           1,095          1,095          1,095
   Past due loans over 90 days and
     still accruing interest ...........   $        35             64            182              88             60             44
   Net loan charge-offs (recoveries) ...   $        25             30            (23)             15             18            105
   Allowance for loan losses to
     total loans .......................          1.26%          1.25%          1.25%           1.25%          1.25%          1.25%
   Nonperforming assets to total
     loans and ORE .....................          0.38%          0.03%          0.13%           0.39%          0.43%          0.48%
   Annualized net loan charge-offs
    (recoveries) to average loans ......          0.03%          0.04%         (0.02)%          0.02%          0.03%          0.19%
   Avg. commercial loan internal
     risk ratings (6) ..................           3.9            3.9            4.0             3.9            3.9            3.9
   Avg. loan account balances (7) ......   $       149            147            153             150            155            158

Interest rates and yields:
   Loans ...............................          5.27%          5.14%          5.17%           5.41%          5.49%          5.52%
   Securities ..........................          3.93%          4.38%          4.31%           3.65%          4.14%          4.44%
   Federal funds sold and other ........          2.20%          1.47%          2.26%           2.28%          2.60%          2.22%
   Total earning assets ................          4.78%          4.73%          4.83%           4.84%          5.06%          5.14%
   Total deposits, including non-
     interest bearing ..................          1.21%          1.17%          1.21%           1.35%          1.62%          1.79%
   Securities sold under agreements
     to repurchase .....................          0.26%          0.25%          0.58%           0.38%          0.42%          0.43%
   Federal funds purchased and
     FHLB advances .....................          2.08%          2.19%          2.05%           2.23%          2.44%          2.63%
   Subordinated debt ...................          3.54%          3.98%          3.98%             --             --             --
   Total deposits and other interest-
     bearing liabilities ...............          1.31%          1.29%          1.28%           1.40%          1.68%          1.82%


(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets

(4) Total revenue is equal to the sum of net interest income and noninterest income.

(5) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(6) Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.

(7) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED




 (dollars in thousands,                   June            Mar              Dec            Sept             June             Mar
except per share data)                    2004            2004             2003           2003             2003            2003
                                       ------------    ------------    ------------    ------------    ------------    ------------

INVESTOR INFORMATION:

  Closing sales price ..............   $      18.30           15.25           11.75            9.88            7.98            6.73
  High sales price during quarter ..   $      18.67           15.50           12.95            9.97            8.50            7.07
  Low sales price during quarter ...   $      13.50           11.65            9.68            8.00            6.53            6.38

OTHER INFORMATION:

  Mortgage loan originations .......   $     16,061          10,845          10,148          14,742          11,388           2,249
  Fees from origination of
    mortgage loans .................   $        266             192             178             245             198              46
  Fees from origination of
    mortgage loans to mortgage
    loan originations ..............           1.66%           1.77%           1.75%           1.66%           1.74%           2.05%
  Gains on sales of investment
    securities, net ................   $         --             248              --             114             117              17
  Brokerage account assets, at
    quarter-end (8) ................   $    344,000         351,000         319,000         247,000         202,000         177,000
  Floating rate loans (9) as a
    percentage of total loans ......           52.5%           52.4%           52.7%           53.7%           51.7%           53.0%
  Balance of loan participations
    sold to other banks and
    serviced by Pinnacle, at
    quarter end ....................   $     58,530          54,772          51,653          45,981          44,355          41,594
  Total core deposits (10) .........           59.8%           62.8%           60.1%           55.5%           55.5%           54.1%
  Total assets per full-time
    equivalent employee ............   $      5,776           5,695           5,569           5,474           5,486           5,318
  Annualized revenues per full-
    time equivalent employee .......   $      225.4           226.4           215.3           211.2           210.1           189.2
  Number of employees (full-time
    equivalent) ....................          101.5            95.0            89.5            83.5            73.5            65.5
  Associate retention rate (11) ....           97.5%           97.4%           96.1%           95.7%           94.6%           92.4%


(8) At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(9) Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle's prime lending rate or other factors.

(10) Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of $100,000 or less. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

(11) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.